UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2020 (September 30, 2020)

1847 HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of 1847 Holdings LLC previously filed with the Securities and Exchange Commission on October 7, 2020 (the “Original Filing”). This Amendment is being filed solely to remove subsections (a) and (b) to Item 9.01 of the Original Filing, which stated that the financial statements of the business acquired and pro forma financial information would be filed within 75 calendar days of the closing of the acquisition. Management has determined that such financial information is not required under Regulation S-X. No modification or update is otherwise made to any other disclosures in the Original Filing, nor does this Amendment reflect any events occurring after the date of the Original Filing.

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition

Addendum to the Stock Purchase Agreement and Closing

As previously disclosed, on August 27, 2020, 1847 Holdings LLC (the “Company”) and 1847 Cabinet Inc. (“1847 Cabinet”), a subsidiary of the Company, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Kyle’s Custom Wood Shop, Inc. (“KCWS”) and Stephen Mallatt, Jr. and Rita Mallatt (together, the “Seller”), pursuant to which 1847 Cabinet agreed to acquire all of issued and outstanding common stock of KCWS (the “Acquisition”).

On September 30, 2020, 1847 Cabinet, KCWS, the Seller and the Company entered into Addendum to the Stock Purchase Agreement (the “Addendum”) to amend certain terms of the Stock Purchase Agreement. Following entry into the Addendum, closing of the Acquisition was completed on the same day (the “Closing Date”).

Pursuant to the terms of the Stock Purchase Agreement, as amended by the Addendum, 1847 Cabinet agreed to acquire all of the issued and outstanding common stock of KCWS for an aggregate purchase price of $6,650,000, subject to adjustment as described below. The purchase price consists of (i) $4,200,000 in cash (the “Cash Portion”), (ii) an 8% contingent subordinated note in the aggregate principal amount of $1,050,000, and (iii) 700,000 common shares of the Company, having a mutually agreed upon value of $1,400,000 (the “Buyer Shares”). The Buyer Shares will be issued immediately following the record date set by the Company for the distribution by the Company to its shareholders of common stock held by the Company of its subsidiary 1847 Goedeker Inc. (“Goedeker”). The Sellers will not have any right to receive any shares of common stock of Goedeker as the result of receiving the Buyer Shares.

The purchase price is subject to a post-closing working capital adjustment provision. On or before the 75th day following the Closing Date, 1847 Cabinet shall deliver to the Seller an audited balance sheet as of the Closing Date (the “Closing Date Balance Sheet”). If the net working capital reflected on the Closing Date Balance Sheet (the “Closing Working Capital”) exceeds the net working capital reflected on the unaudited balance sheet of KCWS delivered to 1847 Cabinet on the Closing Date (the “Preliminary Working Capital”), 1847 Cabinet shall, within seven (7) days, pay to the Seller an amount in cash that is equal to such excess. If the Preliminary Working Capital exceeds the Closing Working Capital, the Seller shall, within seven (7) days, pay to 1847 Cabinet an amount in cash that is equal to such excess, provided, however, that the Seller may, at their option, in lieu of paying such excess in cash, deliver and transfer to 1847 Cabinet a number of Buyer Shares that is equal to such excess divided by $2.00.

In addition to the post-closing net working capital adjustment described above, there is a target working capital adjustment. At the closing, if Preliminary Working Capital exceeds a target working capital of $154,000, then the purchase price will be increased at the closing by the amount of such difference. Accordingly, as a result of the target working capital adjustment, the Cash Portion of the purchase price at the closing was $4,356,162.

Vesting Promissory Note

As noted above, a portion of the purchase price under the Stock Purchase Agreement, was paid by the issuance of a vesting promissory note by 1847 Cabinet to the Seller in the principal amount of $1,050,000, which increased to a principal amount of up to $1,260,000 pursuant to the Vested CSN Percentage (as defined below) (the “Seller Note”). Payment of the principal and accrued interest on the Seller Note is subject to vesting. The Seller Note bears interest on the vested portion of principal amount at the rate of eight percent (8%) per annum. To the extent vested, the vested portion of the principal and all accrued but unpaid interest on such vested portion of the principal shall be paid in one lump sum on the last day of the thirty-sixth (36th) month following the date of the Seller Note (the “Maturity Date”).

The vested principal of the Seller Note due at the Maturity Date shall be calculated each year based on the average annual consolidated EBITDA of 1847 Cabinet for each of the years ended December 31, 2020, 2021 and 2022. The EBITDA for each year shall be divided by $1.4 million multiplied by 100 to obtain the vested CSN percentage (the “Vested CSN Percentage”). The vested principal for each year shall be equal to the Vested CSN Percentage for that year multiplied by $350,000. To the extent that the Vested CSN Percentage for the subject year is less than 80%, no portion of the Seller Note for that year shall vest. To the extent that the Vested CSN Percentage for the subject year is equal to or greater than 120%, the vested principal shall be equal to $420,000 for that year and no more. For purposes of the Seller Note, “EBITDA” means the earnings before interest, taxes, depreciation and amortization expenses, in accordance with generally accepted accounting principles applied on a basis consistent with the accounting policies, practices and procedures used to prepare 1847 Cabinet’s financial statements as of the Closing Date, which shall include any state and federal tax credits (including any research and development tax credit) received on behalf of 1847 Cabinet and, which shall exclude (i) any management fees or transition expenses payable to the Company or any subsidiary or affiliate of the Company and the salaries, independent contractor payments, transition expenses of any additional management personnel in addition to Seller collectively in excess of $130,000 per annum, and (ii) all fees, charges, commissions, and expenses in any way related to the Acquisition.

1847 Cabinet will have the right to redeem all but no less than all of the Seller Note at any time prior to the Maturity Date. If 1847 Cabinet elects to redeem the Seller Note, the redemption price will be payable in cash and is equal to the then outstanding vested portion of the principal plus any remaining unvested principal amount plus accrued but unpaid interest thereon (calculated over 36 months). For purposes of this redemption calculation, the “unvested principal amount” shall be $350,000 per year.

The right of the Seller to receive payments under the Seller Note is subordinated to all indebtedness of 1847 Cabinet, whether outstanding as of the Closing Date or thereafter created, to banks, insurance companies and other financial institutions or funds, and federal or state taxation authorities.

The Seller Note contains customary events of default, including in the event of (i) non-payment, (ii) a default by 1847 Cabinet of any of its covenants under the Stock Purchase Agreement, or any other agreement entered into in connection with the Stock Purchase Agreement, or a breach of any of its representations or warranties under such documents, (iii) illegality of the Seller Note, (iv) the bankruptcy of 1847 Cabinet, or (v) a change of control.

The foregoing summary of the terms and conditions of the Stock Purchase Agreement, the Addendum and the Seller Note does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.1-10.3, which are incorporated herein by reference.

Management Services Agreement

On August 21, 2020, 1847 Cabinet entered into a Management Services Agreement (the “Offsetting MSA”) with the Company’s manager, 1847 Partners LLC (the “Manager”). The Offsetting MSA is an “Offsetting Management Services Agreement” as defined in that certain Management Services Agreement, dated April 15, 2013, between the Company and the Manager (the “MSA”).

Pursuant to the Offsetting MSA, 1847 Cabinet appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of Adjusted Net Assets (as defined in the MSA) (the “Management Fee”); provided, however, that (i) pro-rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Cabinet, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the Management Fee to be paid by 1847 Cabinet for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the Management Fee paid or to be paid by 1847 Cabinet, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the Management Fee paid or to be paid by 1847 Cabinet, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the MSA (the “Parent Management Fee”) with respect to such fiscal quarter, then the Management Fee to be paid by 1847 Cabinet for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the Management Fee paid or to be paid by 1847 Cabinet, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

1847 Cabinet shall also reimburse the Manager for all costs and expenses of 1847 Cabinet which are specifically approved by the board of directors of 1847 Cabinet, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Cabinet in connection with performing services under the Offsetting MSA.

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Cabinet’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Cabinet’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

The foregoing summary of the terms and conditions of the Offsetting MSA does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.4, which is incorporated herein by reference.

Financing

Intercompany Secured Promissory Note

In connection with the Acquisition, the Company provided 1847 Cabinet with the funds necessary to pay the Cash Portion of the purchase price and cover Acquisition expenses and 1847 Cabinet issued to the Company a secured promissory note, dated as of September 30, 2020, for an aggregate principal amount of up to $4,525,000 (the ”Company Note”).

The Company Note bears interest at the rate of 16% per annum. Interest on the Company Note is cumulative and any unpaid accrued interest will compound on each anniversary date of the Company Note. Interest is due and payable in arrears to the Company on January 15, April 15, July 15 and October 15 commencing January 15, 2021. In the event payment of principal or interest due under the Company Note is not made when due, giving effect to any grace period which may be applicable, or in the event of any other Default (as defined in the Company Note), the outstanding principal balance shall from the date of Default immediately bear interest at the rate of 5% above the then applicable interest rate for so long as such Default continues.

The Company may demand payment in full of the Company Note, at any time, even if 1847 Cabinet has complied with all of the terms of the Company Note; and the Company Note shall be due in full, without demand, upon the third party sale of all or substantially all the assets and business of 1847 Cabinet or the third party sale or other disposition of any capital stock of 1847 Cabinet. 1847 Cabinet may prepay the Company Note at any time without penalty.

The due and punctual payment, observance, performance and discharge of all of the obligations of 1847 Cabinet under the Company Note are guaranteed by KCWS, which guaranty is secured by all of the assets of KCWS. KCWS shall pay, reimburse and indemnify the Company for any and all reasonable attorneys’ fees arising or resulting from 1847 Cabinet’s failure to perform, satisfy or observe any of the terms of the Company Note. As security for the obligations under the Company Note and the guarantee, each of 1847 Cabinet and KCWS pledged to the Company and granted to the Company a security interest in and to the all of the assets owned by it.

The Company Note contains customary events of default, including any of the following events by 1847 cabinet or KCWS, after any applicable cure period: (i) non-payment of amounts due under the Company Note or other indebtedness, (ii) a breach of any of the representation, warranties or covenants under the Company Note, or (iii) commencement of any proceeding in bankruptcy.

Unit Offering

In connection with the Acquisition and to, in part, fund the Company Note, on September 30, 2020 the Company entered into several securities purchase agreements (the “Unit Purchase Agreements”) with certain purchasers (the “Purchasers”), pursuant to which the Company sold an aggregate of 2,189,835 Units, at a price of $1.90 per Unit, to the Purchasers for an aggregate purchase price of $4,160,684. Each Unit consists of (i) one (1) Series A Senior Convertible Preferred Share of the Company with a stated value (the “Stated Value”) of $2.00 per share (each a “Series A Share” and, collectively, the “Series A Shares”), and (ii) a three-year warrant to purchase one (1) Common Share of the Company at an exercise price of $2.50 per Common Share (subject to adjustment), which may be exercised on a cashless basis under certain circumstances (the “Warrants” and, together with the Series A Shares, “Units”). The sale by the Company of the Units was completed on September 30, 2020.

Pursuant to the Unit Purchase Agreements, the Company is required file a registration statement with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, covering the resale of all shares issuable upon conversion of the Series A Shares and exercise of the Warrants with thirty (days) after the closing of the Unit Purchase Agreements and use its commercially reasonable efforts to have the registration statement declared effective by the SEC as soon as practicable, but in no event later than (i) ninety (90) days after the closing in the event that the SEC does not review the registration statement, or (ii) one hundred fifty (150) days after the closing in the event that the SEC reviews the registration statement (but in any event, no later than two (2) business days from the SEC indicating that it has no further comments on the registration statement).

The lead investor in the offering and one other purchaser in the offering (the “Participating Purchasers”) received participation rights that permit them, for a period of 12 months after the closing, to participate in an offering of securities by the Company or any of its subsidiaries in an amount up to the aggregate amount that the Participating Purchasers invested in the offering with customary exclusions.

In addition to the participation right, and registration rights described above, the Unit Purchase Agreements provided several other covenants in favor of the purchasers and/or the lead investor, including information rights, observer rights, certain restrictive covenants, most favored nations provisions and other covenants customary for similar transactions.

The Unit Purchase Agreements also contain customary representations, warranties closing conditions and indemnities.

Series A Senior Convertible Preferred Shares

The terms of the Series A Senior Shares are governed by a certificate of designation (the “Certificate of Designation”). Pursuant to the Certificate of Designation, the Company designated 3,157,895 of its preferred shares as Series A Shares. Following is a summary of the material terms of the Series A Shares:

•	Dividends. Dividends at the rate per annum of 14.0% of the Stated Value of $2.00 per share, (subject to adjustment) shall accrue on such Series A Shares. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date in cash or Common Shares at the Company’s discretion. Dividends payable in Common Shares shall be calculated based on a price equal to eighty percent (80%) of the volume weighted average price (“VWAP”) for the Common Shares on the Company’s principal trading market during the five (5) trading days immediately prior to the applicable dividend payment date. The Common Shares issued in lieu of cash dividends shall be free-trading, and freely transferable, and will not contain a legend (or be subject to stop transfer or similar instructions) restricting the resale or transferability thereof. The Certificate of Designation also provides that the holders of the Series A Shares will not be permitted to participate (upon conversion or otherwise) in the planned distribution by the Company to its shareholders of common stock held by the Company of its subsidiary, Goedeker.
•	Liquidation. Subject to the rights of the Company’s creditors and the holders of any Senior Securities or Parity Securities (in each case, as defined in the Certificate of Designation), upon any liquidation of the Company or its subsidiaries, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of securities that are junior to the Series A Shares as to the distribution of assets on any liquidation of the Company, each holder of outstanding Series A Shares shall be entitled to receive an amount of cash equal to 115% of the Stated Value plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders. If, upon any liquidation of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series A Shares shall be insufficient to pay in full the preferential amount payable to the holders of the Series A Shares and liquidating payments on any other shares of any class or series of Parity Securities as to the distribution of assets on any liquidation of the Company, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Shares and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such Series A Shares and any such other Parity Securities if all amounts payable thereon were paid in full.

•	Voting Rights. The Series A Shares shall not have any relative, participating, optional or other voting rights or powers of any type, and the consent of the holders thereof shall not be required for the taking of any corporate action, except as set forth below or as otherwise provided by the Company’s Second Amended and Restated Operating Agreement or the Delaware Limited Liability Company Act. So long as any Series A Shares are outstanding, the affirmative vote of the majority of Series A Shares, which majority must include Leonite so long as Leonite holds any Series A Shares (the “Requisite Holders”), voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the Certificate of Designation. In addition, so long as any Series A Shares are outstanding, the affirmative vote of the holders of the Requisite Holders at the time outstanding, voting as a separate class, shall be required prior to the Company’s (or KCWS’s) creation or issuance of (i) any Parity Securities; (ii) any Senior Securities; and (iii) any new indebtedness other than intercompany indebtedness by KCWS in favor of the Company, except any financing transaction the use of proceeds of which the Company will use to redeem the Series A Shares and the Warrants.
•	Conversion Rights. Each Series A Share, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time into such number of fully paid and nonassessable Common Shares (calculated as to each conversion to the whole share) determined by dividing the Stated Value, plus the value of the accrued, but unpaid, dividends thereon, by the conversion price of $2.00 per share; provided that in no event shall the holder of any Series A Shares be entitled to convert any number of Series A Preferred Shares that upon conversion the sum of (i) the number of Common Shares beneficially owned by the holder and its affiliates and (ii) the number of Common Shares issuable upon the conversion of the Series A Shares with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding Common Shares of the Company. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, not less than sixty-one (61) days’ prior notice to the Company.
•	Redemption. The Company may redeem in whole (but not in part) the Series A Shares by paying in cash therefore a sum equal to 115% of the Stated Value plus the amount of accrued and unpaid plus any other amounts due pursuant to the terms of the Series A Shares.

Warrants

Each Warrant to purchase one Common Share of the Company is exercisable within three years at an exercise price of $2.50 per Common Share (subject to adjustment, including a full ratchet antidilution adjustment), which may be exercised on a cashless basis if the underlying warrant shares are not then registered or otherwise freely tradeable. The Warrants contains an ownership limitation, such that the Company shall not effect any exercise of any Warrant, and the Purchaser shall not have the right to exercise any portion of such Warrant, to the extent that after giving effect to issuance of Common Shares upon exercise such Warrant, such Purchaser, together with its affiliates, and any other persons acting as a group together with such Purchaser or any of its affiliates, would beneficially own in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon exercise of such Warrant.  Upon no fewer than 61 days’ prior notice to the Company, a purchaser may increase or decrease such beneficial ownership limitation provisions and any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.

In addition, the Warrant provides that under certain circumstances described below, the Company may force the exercise of the Warrant. The Company may force the exercise of the Warrant at any time after the one year anniversary of the date of the Warrant, if (i) the Company is listed on a national securities exchange or the over-the-counter market, (ii) underlying warrant shares are registered or the holder of the Warrant otherwise has the ability to trade the warrant shares without restriction, (iii) the 30-day volume-weighted daily average price of the Company’s Common Shares exceeds 200% of the Exercise Price, as adjusted and (ii) the average daily trading volume is at least 100,000 Common Shares during such 30-day period.

The Company may redeem the Warrants held by any holder in whole (but not in part) by paying in cash to such holder as follows: (i) $0.50 per warrant share then underlying the Warrant if within the first twelve (12) months of issuance; (ii) $1.00 per warrant share then underlying the Warrant if after the first twelve (12) months, but before twenty-four (24) months of issuance; and (iii) $1.50 per warrant share then underlying the Warrant if after twenty-four months, but before thirty-six (36) months.

Issuance of 1847 Cabinet Shares to Lead Investor

In connection with the unit financing transaction, the Company also agreed to issue to the lead investor 81 shares of common stock of 1847 Cabinet constituting 7.5% of the issued and outstanding capital stock of 1847 Cabinet on a post-issuance and fully-diluted basis (the “1847 Cabinet Shares”) in consideration for the lead investor’s investment and for its agreement to act as lead investor for the unit offering. The lead investor also received certain anti-dilution protection relating to its ownership in 1847 Cabinet.

The foregoing summary of the terms and conditions of the Company Note, the Units Purchase Agreement the Series A Shares and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.5-10.8, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Buyer Shares and the Units is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
4.1	Certificate of Designation of Series A Senior Convertible Preferred Shares (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on October 7, 2020)
4.2	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on October 7, 2020)
10.1	Stock Purchase Agreement, dated as of August 27, 2020, among 1847 Cabinet Inc., Kyle’s Custom Wood Shop, Inc., Stephen Mallatt, Jr. and Rita Mallatt and 1847 Holdings LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 7, 2020)
10.2	Addendum to Stock Purchase Agreement, dated as of September 30, 2020, among 1847 Cabinet Inc., Kyle’s Custom Wood Shop, Inc., Stephen Mallatt, Jr. and Rita Mallatt, and 1847 Holdings LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on October 7, 2020)
10.3	8% Vesting Promissory Note, dated September 30, 2020, issued by 1847 Cabinet Inc. to Stephen Mallatt, Jr. and Rita Mallatt (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on October 7, 2020)
10.4	Management Services Agreement, dated August 21, 2020, by and between 1847 Cabinet Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on October 7, 2020)
10.5	Secured Promissory Note, dated September 30, 220, issued by 1847 Holdings LLC to 1847 Cabinet Inc. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on October 7, 2020)
10.6	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on October 7, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: October 30, 2020	/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer